                                                                   EXHIBIT 23.4
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this proxy statement/prospectus on Form S-4 of our report dated March 5, 1998, on our audits of the consolidated financial statements of Ryder TRS, Inc. and Subsidiaries. We also consent to the references to our firm under the caption "Experts."


/s/  Coopers & Lybrand L.L.P.

April 7, 1998

Denver, Colorado